Exhibit 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in Registration Statement on Form S-8 (Nos. 333-56277, 333-19529, 33-54014, 33-54018, 33-41846, and 33-15474)
of Azul Holdings Inc. (formerly Xyvision, Inc.) of our report dated June 25, 1999, relating to the financial statements and financial statement schedules, which appears in this Form 10-K.


PRICEWATERHOUSECOOPERS LLP

Boston, Massachusetts
July 16, 2001